NOTICE TO SECTION 16 INSIDERS OF LAWRENCE FINANCIAL HOLDINGS, INC.

         This notice is to inform you that, pursuant to Section 306 of the Sarbanes-Oxley Act of 2002, you will be unable to trade in Lawrence Financial Holdings, Inc. common stock or derivatives during the blackout period when participants in the Lawrence Federal Savings Bank Employees' Savings & Profit Sharing Plan (the "Plan") are suspended from directing or diversifying assets in the Lawrence Financial Holdings, Inc. Stock Fund in order to allow the Plan's recordkeeper to process participant merger consideration election forms in connection with the merger of Lawrence Financial Holdings, Inc. with and into Oak Hill Financial, Inc. This trading restriction does not include gifts.

         The blackout period for Section 16 insiders will begin on March 16, 2005 and will end on the day of the closing of the merger between Lawrence Financial Holdings, Inc. and Oak Hill Financial, Inc. pursuant to the Agreement and Plan of Merger, dated as of October 12, 2004.

         If you have any questions concerning this notice, please contact:


                Mr. RobRoy Walters
                Lawrence Financial Holdings, Inc.
                311 South Fifth Street
                Ironton, Ohio 45638

                Telephone: (740) 532-0263